                                                                     Exhibit 4.3

                            BARRA STOCK OPTION PLAN


     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees and Non-Employee Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the business of the Company and its Subsidiaries. At the discretion of the Committee, Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options.

     2. DEFINITIONS: As used herein, and in any Option granted hereunder, the following definitions shall apply:

          (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean BARRA, Inc., a California corporation, and except as provided in Section 11 below, its successors in interest.

          (e) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.

          (f) "CONSULTANT" shall mean any independent contractor retained to perform services for the Company or any Subsidiary.

          (g) "CONTINUOUS EMPLOYMENT" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director or Consultant by the Company or any Subsidiary. For purposes of the preceding sentence, service shall not be considered interrupted during any period of vacation, sick leave, maternity leave or any other absence approved by the Board and shall not be considered terminated as a result of a transfer between the Company and any Subsidiary.

          (h) "DISINTERESTED PERSON" shall mean a person who has not at any time within one year prior to service as a member of the Committee (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company or any Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c)(2)(i)(A) or (B) promulgated under the Exchange Act.

          (i) "EMPLOYEE" shall mean any person, including any officer (whether or not he or she is a director of the Company or a Subsidiary), employed by the Company or any Subsidiary.

          (j) "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

          (k) "INCENTIVE STOCK OPTION" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

          (l) "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company or Subsidiary who is not an officer or common-law employee of the Company or any Subsidiary.

          (m) "NONSTATUTORY STOCK OPTION" shall mean any Option granted under the Plan that is not an Incentive Stock Option.

          (n)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (o) "OPTION AGREEMENT" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

          (p) "OPTIONED SHARES" shall mean the Common Stock subject to an Option.

          (q) "OPTIONEE" shall mean an Employee, Non-Employee Director or Consultant who receives an Option under the Plan.

          (r) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (s)  "PLAN" shall mean this Stock Option Plan.

          (t) "REGISTRATION DATE" shall mean the effective date of the first registration statement filed by the Company, pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's equity securities.

          (u) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          (v) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (w) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Without limiting the application of Section11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 2,200,000 Shares. The Shares may be authorized but unissued or reacquired Common Stock. Except as provided in
Section 9(c) and Section 9(g) of the Plan, if an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall become available for future Option grants under the Plan, unless the Plan shall have been terminated.

       The Company intends that as long as it is not subject to the reporting requirements of Section13 or 15(d) of the Exchange Act and is not an investment company registered or required to be registered under the Investment Company Act of 1940, all offers and sales of Options and Common Stock issuable upon exercise of any Option shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in such a manner so as to preserve such exemption. The Company intends that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR Section 230.701 promulgated by the Securities and Exchange Commission pursuant to such Act. The Committee shall designate which Options granted under the Plan by the Company are intended to be granted in reliance on Rule 701.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than (2) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

            From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

            The Committee shall meet at such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by a majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

          (b)  PROCEDURE AFTER REGISTRATION DATE.  Notwithstanding subsection
(a) above, after the Registration Date, the Plan shall be administered either by: (i) the full Board, provided that all members of the Board are Disinterested Persons, or (ii) a Committee of two (2) or more directors, each of whom is a Disinterested Person. After the Registration Date, the Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 13 of the Plan.

          (c) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have discretionary authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the persons to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to establish the terms and conditions of each Option granted under the Plan (which terms and conditions need not be identical in any two Options) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instruments required to effect the grant of an Option awarded by the Committee; (vii) to accelerate or (with the consent of an Optionee) to defer an exercise date of any Option subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons. In any controversy regarding the administration of the Plan, any arbitrator or court reviewing any decision, determination or interpretation by the Committee shall not set aside or modify such decision, determination or interpretation unless it is arbitrary, capricious or clearly contrary to the terms of the Plan.

     5.   ELIGIBILITY.

          (a) PERSONS ELIGIBLE TO PARTICIPATE. Options under the Plan may be granted only to Employees, Non-Employee Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time.
Incentive Stock Options may be granted only to Employees. An Optionee who has been granted an Option may receive an additional Option or Options, if he or she is otherwise eligible for such grant.

However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000 (determined as of grant date).

          (b) NO RIGHT TO CONTINUE EMPLOYMENT. Neither the establishment nor operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or other person or the right of the Company or Subsidiary to terminate such employment or service at any time.

     6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company stock entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 18 hereof), whichever is earlier. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section13 of the Plan.

     7. TERM OF OPTION. Unless the Committee determines otherwise, at the time of grant of an Option, the term of each Nonstatutory Stock Option granted under the Plan shall be ten (10) years and one (1) day from the date of grant and the term of each Incentive Stock Option shall be ten (10) years from the date of grant. In all cases the term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted, provided that no Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more that ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or any Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

     8.   OPTION PRICE, CONSIDERATION, AND RESTRICTIONS.

          (a) OPTION PRICE. Except as provided in subsection (b), the option price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than
(i) in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted; or (ii) in the case of Nonstatutory
 Stock Options, 85% of such fair market value. Fair market value of the Common Stock shall be determined by the Committee in its discretion using such criteria as it deems relevant; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the average of the last reported bid and asked prices of the Common Stock on the date of the grant, as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a national securities exchange, (within the meaning of Section 6 of the Exchange Act), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in THE WALL STREET JOURNAL.

          (b) TEN PERCENT SHAREHOLDERS. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, its Parent or any Subsidiary, unless the option price for the Shares to be issued pursuant to such Option is at least equal to 110 percent of the fair market value of such Shares on the grant date as determined by the Committee in the manner set forth in subsection (a) above.

          (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option shall be payment in cash or by check unless payment in some other manner, including by promissory note, shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Common Stock pursuant to the Plan shall constitute part of the general assets of the Company.

     9.   EXERCISE OF OPTION.

          (a) VESTING PERIOD. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Unless the Committee specifically determines otherwise at the time of the grant of the Option, each Option shall vest and become exercisable in four substantially equal installments beginning at the end of the first year of the term of the Option, subject to the Optionee's Continuous Employment. In no event shall Options be exercisable at a rate of less than 20% per year. An Option may not be exercised for fractional shares or for less than ten (10) Shares.

          (b) EXERCISE PROCEDURES. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option
is exercised has been received by the Company.   As soon as practicable
following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the transfer by the Optionee of consideration for the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the transfer by the Optionee of consideration for the Shares except as provided in Section 11 of the Plan.

          (c) EXERCISE OF OPTION WITH STOCK. If an Optionee is permitted to exercise an Option by delivering shares of the Company's Common Stock, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal the option price; or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the Option price. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee. Any balance of the Option price shall be paid in cash. Any Shares delivered or withheld in accordance with this provision shall not become available for purposes of the Plan and for Options subsequently granted thereunder. After the Registration Date, any exercise of an Option under 9(c)(i) or 9(c)(ii) above by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall comply with the relevant requirements of Rule 16b-3(d) or (e) of the Exchange Act.

          (d) TERMINATION OF STATUS AS EMPLOYEE, NON-EMPLOYEE DIRECTOR AND CONSULTANT. If an Optionee shall cease to be an Employee or Non-Employee Director or Consultant for any reason other than permanent and total disability or death, he or she may, but only within 90 days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee, Non-Employee Director and Consultant, exercise his or her Option to the extent that he or she was entitled to exercise it and the date of such termination, subject to the condition that no Option shall be exercised after the expiration of the Option period.

          (e) DISABILITY OF OPTIONEE. In the event of the permanent and total disability (within the meaning of Section 22(e)(3) of the Code) during the Option period of an Optionee who is at the time of such disability, or was within the 90-day period prior thereto, an Employee, Non-Employee Director or Consultant and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one year following the date of disability, but only to the extent that the Optionee was entitled to exercise the Option at the time of the termination or disability, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

          (f) DEATH OF OPTIONEE. In the event of the death during the Option period of an Optionee who is at the time of his or her death, or was within the 90-day period immediately prior thereto, an Employee, Non-Employee Director or Consultant and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time within one (1) year after the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee's death, but only to the extent that the Optionee was entitled to exercise the Option at the time of termination or death, whichever comes first, subject to the condition that no Option shall be exercised after the expiration of the Option period.

          (g) TAX WITHHOLDING. When an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect, prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related obligation under the Federal Insurance Contribution Act, applicable to the Optionee and the particular transaction, by (i) delivering cash; (ii) delivering part or all of the payment in previously owned stock (whether or not acquired through the prior exercise of a stock option); or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will receive the full amount of Shares otherwise issuable upon exercise of the Option minus the number of Shares necessary to satisfy his or her minimum withholding requirements measured on the date the Option is exercised, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

            After the Registration Date, any withholding of Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the following conditions:

               (i) An advance election to withhold Shares in settlement of a tax liability must satisfy the requirements of Rule 16b-3(d)(1)(i), regarding participant-directed transactions;

               (ii) Absent such an election, the withholding of Shares to settle a tax liability may occur only during the quarterly window period described in Rule 16b-3(e);

               (iii) Absent an advance election or window-period withholding, the Optionee may deliver Shares owned prior to the exercise of an Option to settle a Tax liability arising upon exercise of the Option, in accordance with Rule 16b-3(f); or

               (iv) The delivery of Previously acquired Shares (but not the withholding of newly acquired Shares) will be allowed where an election under Section 83(b) of the Code accelerates the Tax Date to a day that occurs less than six months after the advance election and is not within the quarterly window period described in Rule 16b-3(e).

            Any adverse consequences incurred by an Optionee with respect to the use of Shares to pay any part of the Option price or of any tax in connection with the exercise of an Option, including without limitation any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

            Any Shares delivered or withheld in accordance with this Section 9(g) shall not become available for purposes of the Plan and for Options subsequently granted thereunder.

     10. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. A Nonstatutory Stock Option may be transferred pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code. If the Option Agreement permits, the Optionee may designate a beneficiary who may
(i) exercise an Option under Section 9(f) above or (ii) receive Shares issued pursuant to the exercise of an Option where the death of an Optionee occurs between the date on which the Optionee exercises the Option and the date the Company issues the Shares.

     11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the per share price thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company or upon any merger or consolidation, if the Company is not the surviving corporation, the Options granted hereby shall terminate and thereupon become null and void; provided, however, that the Optionee shall be given not less than ten (10) days' notice of such event and the exercisability of each outstanding option shall be accelerated so that the Optionee may within such period exercise up to the entire unexercised portion of his or her option.

     12. TIME OF GRANTING OPTIONS. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination to grant such Option or, if later, the date on which are satisfied any conditions precedent to such grant. Prior to the Registration Date, if the grant of an Option is subject to shareholder approval, the date of grant shall be determined as if the Option had not been subject to such approval. After the Registration Date, if the grant of an Option is subject to shareholder approval, for purposes of complying with Rule 16b-3(c), the date of grant shall be the date on which shareholder approval is obtained. As soon as feasible after the Committee makes its determination regarding the grant of an Option, the Committee shall notify the individual or class of persons who are the recipients of the grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without shareholder approval no such amendment or modification shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. During the term of this plan, the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     16. INFORMATION TO OPTIONEE. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its annual report to shareholders and financial information which is provided to its shareholders in accordance with the provisions of the Company's Bylaws and applicable law.

     17. OPTION AGREEMENT. All Options granted under the Plan shall be evidenced by Option Agreements.

     18. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held, within twelve (12) months of the adoption of the Plan.

     19. MANDATORY ARBITRATION. Any dispute arising out of or relating to this Plan or any Option Agreement shall be resolved solely by arbitration before one arbitrator in accordance with the Employee Benefit Plan Claim Rules of the American Arbitration Association. The location of the arbitration proceeding shall be in San Francisco, California. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party to any dispute regarding the Plan or an Option Agreement shall pay the costs and fees (including attorney's fees) of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees and the arbitrator's fees, shall be borne equally by the parties. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding. The provisions of this Section 20 are exclusive for all purposes and applicable to any and all disputes arising out of or relating to the Plan or any Option Agreement. The arbitrator who hears and decides any dispute shall have jurisdiction and authority to award only compensatory damages to make whole a person or entity sustaining foreseeable economic loss, and, shall not have jurisdiction or authority to make any other award of any type, including without limitation, punitive damages, unforseeable economic damages, adverse tax consequences, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this Plan.






     Rev. 7/29/91
     Rev. 8/27/91
     Rev. 9/10/92
     Rev. 7/28/94

                   AMENDMENT TO THE BARRA STOCK OPTION PLAN


WHEREAS, the increase in the number of shares of Common Stock of BARRA, Inc. (the "Corporation") reserved for issuance of stock options under the BARRA, Inc. Stock Option Plan (the "Plan") is necessary to enable the Corporation to continue to provide its employees with equity ownership as an incentive to contribute to the success of the Corporation; and

WHEREAS, under Section 13 of the Plan, the Corporation's Board of Directors may amend the Plan to increase the number of shares subject to the Plan, if shareholder approval is also obtained; and

WHEREAS, during its Quarterly Meeting on April 24, 1997, the Corporation's Board of Directors approved the amendment of the Plan to increase the number of shares of the Corporation's common stock reserved for issuance thereunder from 2,200,000 to 2,900,000, subject to the approval of the Corporation's shareholders; and

WHEREAS, during its Quarterly Meeting on April 24, 1997, the Corporation's Board of Directors authorized the Corporation's officers to take any and all actions necessary to implement such amendment of the Plan, subject to the approval of such amendment by the Corporation's shareholders; and

WHEREAS, during the Annual Meeting of Shareholders on July 31, 1997, the Corporation's shareholders approved and ratified the increase in the number of shares of the Corporation's common stock reserved for issuance under the Plan from 2,200,000 to 2,900,000, and further approved and ratified all steps taken by the Board of Directors to effect the addition of such shares to the Plan;

NOW THEREFORE, the Plan is amended effective as of April 24, 1997 as follows:

     The first sentence of Section 3 of the Plan shall be amended by replacing "2,200,000" with "2,900,000".

By authority of the Board of Directors and the shareholders of the Corporation pursuant to their respective actions specified above, the Chief Financial Officer of the Corporation has executed this document as of April 24, 1997.

                         BARRA, INC.

                         /s/ James D. Kirsner
                         --------------------
                         James D. Kirsner
                         Chief Financial Officer